UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SEASPAN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

Room 503, 5/F, Lucky Commercial Center 103 DesVoeux Road West Hong Kong China
(Address of Principal Executive Offices and Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-126762.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common Shares, including preferred share purchase rights, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common shares of Seaspan Corporation (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Dividend Policy,” “Description of Capital Stock,” “Our Manager and Management Related Agreements,” “United States Tax Considerations” and “Non-United States Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-126762) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on July 21, 2005. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement, as amended (Registration No. 333-126762), initially filed with the Securities and Exchange Commission on July 21, 2005, and as subsequently amended (incorporated herein by reference).

2.	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

3.	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

4.	Specimen Copy of Common Share Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

5.	Form of Shareholders Rights Agreement (incorporated herein by reference to Exhibit 10.7 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEASPAN CORPORATION

By:	/s/ Gerry Wang
GerryWang
Chief Executive Officer

Date:    August 1, 2005